The WhiteWave Foods Company			Exhibit 21
Subsidiaries - December 2016

Entity Name	Domestic Jurisdiction	Owner Name	Percent Owned
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100
Alpro Comm.VA	Belgium	Alpro Holdings, BVBA	0.02
		WhiteWave International Holdings S.a r.l.	99.98
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100
Alpro Germany GmbH	Germany	Alpro European Holdings, Sarl	100
Alpro Holdings, BVBA	Belgium	WhiteWave European Management Holdings, SCS	0.022
		WhiteWave International Holdings S.a r.l.	99.98
Alpro Nederland BV	Netherlands	Alpro European Holdings, Sarl	100
Creamer Nation, LLC	Delaware	WWF Operating Company	100
Earthbound Dominican Republic, LLC	Delaware	Earthbound Farm, LLC	100
Earthbound Farm, LLC	Delaware	Earthbound Holdings III, LLC	100
Earthbound Holdings I, LLC	Delaware	EB SAV Inc.	63.26
		WWF Operating Company	36.74
Earthbound Holdings II, LLC	Delaware	Earthbound Holdings I, LLC	100
Earthbound Holdings III, LLC	Delaware	Earthbound Holdings II, LLC	100
Earthbound Packaging Partners LLC	Delaware	Earthbound Farm, LLC	100
EB SAV Inc.	Delaware	WWF Operating Company	100
Gaia Organics	Cayman Islands	Earthbound Dominican Republic, LLC	100
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100
Horizon Organic Dairy, LLC	Delaware	WWF Operating Company	100
Horizon Organic International Holding Company	Delaware	Horizon Organic Dairy Limited	4.5
		Horizon Organic International, Inc.	95.5
Horizon Organic International, Inc.	Delaware	WWF Operating Company	100
Innovation Packaging and Process, S.A. de C.V.	Mexico	WhiteWave Mexico Holdings III S.a.r.l.	99.999921
		WhiteWave Mexico Holdings IV, LLC	0.000079
Natural Selection Foods Manufacturing, LLC	California	Earthbound Holdings III, LLC	100
RDH, LLC	Delaware	Alpro (UK) Limited	100
Reeves Street, LLC	Delaware	WWF Operating Company	100
Sequel Naturals ULC	British Columbia	WhiteWave European Management Holdings, SCS	100
Silk Operating Company, LLC	Delaware	WWF Operating Company	100
Sojinal SAS	France	Alpro European Holdings, Sarl	100
Turtle Mountain, LLC	Delaware	WWF Operating Company	100
Vega US, LLC	Delaware	WWF Operating Company	100
Wallaby Yogurt Company, LLC	California	WWF Operating Company	100
WhiteWave Americas S.a.r.l.	Luxembourg	WhiteWave European Management Holdings, SCS	100
WhiteWave Asia S.ar.L	Luxembourg	Alpro European Holdings, Sarl	100
Whitewave Brasil Comércio de Alimentos e Bebidas Ltda	Brazil	WhiteWave Americas S.a.r.l.	99.99
		WhiteWave Mexico Holdings III, LLC	0.01
WhiteWave Canada ULC	Alberta	WhiteWave Americas S.a.r.l.	100
WhiteWave Equipment Leasing, LLC	Delaware	WWF Operating Company	100
WhiteWave European Management Holdings, SCS	Luxembourg	WhiteWave European Management, LLC	1
		WhiteWave International Management Holdings, SCS	99
WhiteWave European Management, LLC	Delaware	WhiteWave International Management Holdings, SCS	100
WhiteWave Foods Mexico, S. de R.L. de C.V.	Mexico	WhiteWave Americas S.a.r.l.	99.97
		WhiteWave Mexico Holdings II, LLC	0.03
WhiteWave Hong Kong Limited	Hong Kong	WhiteWave Asia S.ar.L	100
WhiteWave International Holdings S.a r.l.	Luxembourg	WhiteWave European Management Holdings, SCS	100
WhiteWave International Management Holdings, SCS	Luxembourg	Horizon Organic International Holding Company	99

		WhiteWave International Management, LLC	1
WhiteWave International Management, LLC	Delaware	Horizon Organic International Holding Company	100
WhiteWave Mexico Holdings II, LLC	Delaware	WhiteWave Americas S.a.r.l.	100
WhiteWave Mexico Holdings III S.a.r.l.	Luxembourg	WhiteWave Americas S.a.r.l.	100
WhiteWave Mexico Holdings III, LLC	Delaware	WhiteWave Americas S.a.r.l.	100
WhiteWave Mexico Holdings IV, LLC	Delaware	WhiteWave Americas S.a.r.l.	100
WhiteWave Receivables GP, LLC	Delaware	WWF Operating Company	100
WhiteWave Receivables, L.P.	Delaware	WhiteWave Receivables GP, LLC	0.1
		WWF Operating Company	99.9
WhiteWave Services, Inc.	Delaware	WWF Operating Company	100
WWF Operating Company	Delaware	The WhiteWave Foods Company	100